The Cincinnati Insurance Company ■ The Cincinnati Indemnity Company
The Cincinnati Casualty Company ■ The Cincinnati Specialty Underwriters Insurance Company
The Cincinnati Life Insurance Company ■ CFC Investment Company ■ CSU Producer Resources Inc.

Investor Contact: Dennis E. McDaniel, 513-870-2768
CINF-IR@cinfin.com

Media Contact: Betsy E. Ertel, 513-603-5323
Media_Inquiries@cinfin.com

Cincinnati Financial Reports First-Quarter 2015 Results

Cincinnati, April 28, 2015 – Cincinnati Financial Corporation (Nasdaq: CINF) today reported:

•	First-quarter 2015 net income of $128 million, or 77 cents per share, compared with $91 million, or 55 cents per share, in the first quarter of 2014.

•	$20 million or 26 percent rise in operating income* to $97 million, or 59 cents per share, up from $77 million, or 46 cents per share, in the first quarter of last year.

•
$37 million increase in first-quarter 2015 net income reflected the after-tax net effect of two primary items: $18 million improvement in the contribution from property casualty underwriting, including a favorable effect of $29 million from lower natural catastrophe losses; and a $17 million increase from net realized investment gains.

•	$40.22 book value per share at March 31, 2015, up 8 cents or less than 1 percent since December 31, 2014.

•	1.3 percent value creation ratio for the first three months of 2015, compared with 2.6 percent for the same period of 2014.

Financial Highlights

(Dollars in millions except per share data)	Three months ended March 31,
	2015	2014	% Change
Revenue Data
Earned premiums	$1,094	$1,027	7
Investment income, net of expenses	139	135	3
Total revenues	1,285	1,189	8
Income Statement Data
Net income	$128	$91	41
Realized investment gains, net	31	14	121
Operating income*	$97	$77	26
Per Share Data (diluted)
Net income	$0.77	$0.55	40
Realized investment gains, net	0.18	0.09	100
Operating income*	$0.59	$0.46	28

Book value	$40.22	$37.73	7
Cash dividend declared	$0.46	$0.44	5
Diluted weighted average shares outstanding	165.6	165.0	0

*
The Definitions of Non-GAAP Information and Reconciliation to Comparable GAAP Measures defines and reconciles measures presented in this release that are not based on U.S. Generally Accepted Accounting Principles.

**	Forward-looking statements and related assumptions are subject to the risks outlined in the company’s safe harbor statement.

CINF 1Q15 Release 1

Insurance Operations First-Quarter Highlights

•	97.5 percent first-quarter 2015 property casualty combined ratio, improved from 100.3 percent for first-quarter 2014.

•	3 percent growth in first-quarter net written premiums, largely reflecting price increases.

•
$116 million first-quarter 2015 property casualty new business written premiums, down $7 million. Agencies appointed since the beginning of 2014 contributed $6 million or 5 percent of total new business written premiums.

•	5 cents per share contribution from life insurance operating income, down 1 cent from first-quarter 2014.
Investment and Balance Sheet Highlights

•	3 percent or $4 million increase in first-quarter 2015 pretax investment income, with strong growth in stock portfolio dividends and slight growth in interest income.

•	1 percent three-month increase in fair value of total investments plus cash at March 31, 2015, including a 1 percent increase for the bond portfolio and a 1 percent decrease for the equity portfolio.

•	$1.819 billion parent company cash and marketable securities at March 31, 2015, up 2.0 percent from year-end 2014.

Steady Contributions From Underwriting and Investments
Steven J. Johnston, president and chief executive officer, commented: “Consolidated operating earnings increased 26 percent over the same quarter a year ago, reaching $97 million on steady contributions from our underwriting and investment operations. Pretax investment income rose $4 million in the first quarter, powered by 13 percent growth in dividends from high-quality common stocks in our equity portfolio. Interest income from the bond portfolio rose 1 percent.

“Turning to insurance operations, our combined ratio improved to 97.5 percent, down 2.8 points compared with the first three months of 2014. Lower catastrophe and noncatastrophe weather-related losses led to $27 million of first-quarter property casualty underwriting profit before taxes – a nice improvement from our $1 million underwriting loss for the same period of 2014.”

Maintaining Underwriting and Pricing Discipline
“Consolidated property casualty net written premiums grew 3 percent for the first three months of 2015, mainly due to pricing increases on renewal accounts. Commercial lines policies renewed with average percentage increases near the middle of the low-single-digit range, while our personal lines and excess and surplus lines policies renewed with average percentage increases in the mid-single-digit range.

“We are encouraged by the incremental progress of our strategic initiatives to improve pricing precision and adequacy, mitigate losses and achieve efficiencies. Our increasing expertise in pricing segmentation gives us the confidence we need to defend and retain our adequately priced accounts while walking away from those we believe to be underpriced.

“As competition heats up, we’re focused on maintaining our underwriting and pricing discipline. While that focus may temporarily slow our march toward $5 billion in direct written premium, other advantages will continue to support our continued steady, profitable growth: the strong front-line underwriting of our independent insurance agencies; our program of property inspections; our three-year policies for qualifying commercial accounts; and our expanding product suite for high net worth personal lines clients.”

Continued Balance Sheet Strength
“We continued to build on our record of 26 consecutive years of overall favorable reserve development with first quarter net favorable reserve development on prior accident years. The combined ratio effect for the quarter was similar to full-year 2014, as the strengthening of auto reserves was offset by favorable development for our workers’ compensation and main property lines of business. At the same time, we also took action during the quarter to further strengthen the balance sheet, a result of our reserving discipline. We prudently strengthened reserves for our commercial and personal auto lines of business to address rising loss cost trends for auto-related claims. For our other lines of business in total, we essentially maintained our actuarial best estimate of ultimate loss and loss expense ratios for all accident years in aggregate at levels consistent with our year-end 2014 estimates.

“Book value per share rose to $40.22 driven by the contribution of our insurance operations, and consolidated cash and total investments topped $15 billion. This ample capital allows us to execute on our long-term strategies and, at the same time, continue to pay dividends to shareholders through the normal variability of investment and insurance markets.

“In January, the board of directors expressed its confidence in our financial strength by again raising the indicated cash dividend. Our value creation ratio, which considers those dividends as well as growth in book value, was 1.3 percent for the first quarter. Our associates are determined to do things just a little better every day, strengthening our ability to compete by enhancing the advantages of our local independent agencies. That has been and continues to be our plan for creating shareholder value far into the future.”

CINF 1Q15 Release 2

Insurance Operations Highlights
Consolidated Property Casualty Insurance Results

(Dollars in millions)	Three months ended March 31,
	2015	2014	% Change
Earned premiums	$1,041	$979	6
Fee revenues	2	1	100
Total revenues	1,043	980	6

Loss and loss expenses	689	676	2
Underwriting expenses	327	305	7
Underwriting profit (loss)	$27	$(1)	nm

Ratios as a percent of earned premiums:			Pt. Change
Loss and loss expenses	66.1%	69.1%	(3.0)
Underwriting expenses	31.4	31.2	0.2
Combined ratio	97.5%	100.3%	(2.8)

			% Change
Agency renewal written premiums	$983	$956	3
Agency new business written premiums	116	123	(6)
Other written premiums	(33)	(42)	21
Net written premiums	$1,066	$1,037	3

Ratios as a percent of earned premiums:			Pt. Change
Current accident year before catastrophe losses	63.1%	62.3%	0.8
Current accident year catastrophe losses	5.2	9.9	(4.7)
Prior accident years before catastrophe losses	(1.1)	(2.1)	1.0
Prior accident years catastrophe losses	(1.1)	(1.0)	(0.1)
Loss and loss expense ratio	66.1%	69.1%	(3.0)

Current accident year combined ratio before catastrophe losses	94.5%	93.5%	1.0

•	$29 million or 3 percent growth of first-quarter 2015 property casualty net written premiums, largely due to price increases.

•
$7 million or 6 percent decrease in first-quarter 2015 new business premiums written by agencies. Key factors affecting the decrease included strong competition, disciplined pricing and the impact of underwriting profitability initiatives, partially offset by contributions from new agency appointments and other growth initiatives. The net amount included a $6 million increase in standard market property casualty production from agencies appointed since the beginning of 2014 and an increase of $1 million for excess and surplus lines.

•
1,475 agency relationships in 1,891 reporting locations marketing property casualty insurance products at March 31, 2015, compared with 1,466 agency relationships in 1,884 reporting locations at year-end 2014. During the first quarter of 2015, 23 new agency appointments were made.

•
2.8 percentage-point first-quarter 2015 combined ratio improvement, including decreases of 4.8 points for losses from natural catastrophes and 3.1 points from noncatastrophe weather-related losses. Those decreases were partially offset by a 2.8 point increase from lower underwriting profit for our auto lines of business, largely due to reserve strengthening.

•	2.2 percentage-point first-quarter 2015 benefit from favorable prior accident year reserve development of $22 million, compared with 3.1 points or $29 million for first-quarter 2014.

•
0.2 percentage-point increase in the first-quarter underwriting expense ratio, largely due to strategic investments to enhance underwriting expertise plus an increase in premium taxes and related fees that offset higher earned premiums and ongoing expense management efforts.

CINF 1Q15 Release 3

Commercial Lines Insurance Results

(Dollars in millions)	Three months ended March 31,
	2015	2014	% Change
Earned premiums	$733	$692	6
Fee revenues	1	1	0
Total revenues	734	693	6

Loss and loss expenses	474	469	1
Underwriting expenses	234	222	5
Underwriting profit	$26	$2	nm

Ratios as a percent of earned premiums:			Pt. Change
Loss and loss expenses	64.7%	67.9%	(3.2)
Underwriting expenses	31.9	32.0	(0.1)
Combined ratio	96.6%	99.9%	(3.3)

			% Change
Agency renewal written premiums	$730	$713	2
Agency new business written premiums	79	90	(12)
Other written premiums	(26)	(32)	19
Net written premiums	$783	$771	2

Ratios as a percent of earned premiums:			Pt. Change
Current accident year before catastrophe losses	61.3%	59.4%	1.9
Current accident year catastrophe losses	5.3	8.9	(3.6)
Prior accident years before catastrophe losses	(0.6)	0.0	(0.6)
Prior accident years catastrophe losses	(1.3)	(0.4)	(0.9)
Loss and loss expense ratio	64.7%	67.9%	(3.2)

Current accident year combined ratio before catastrophe losses	93.2%	91.4%	1.8

•	$12 million or 2 percent increase in first-quarter 2015 commercial lines net written premiums, as higher renewal written premiums offset lower new business written premiums.

•
$17 million rise in first-quarter renewal written premiums included commercial lines renewal pricing changes, with the percentage of increase in the first quarter of 2015 averaging near the middle of the low-single-digit range.

•	$11 million or 12 percent decrease in first-quarter 2015 new business written by agencies, reflecting underwriting and pricing discipline in a competitive market environment.

•	3.3 percentage-point first-quarter 2015 combined ratio improvement, driven by a 4.5 point decrease for losses from natural catastrophes.

•	1.9 percentage-point first-quarter 2015 benefit from favorable prior accident year reserve development of $14 million, compared with 0.4 points or $3 million for first-quarter 2014.

CINF 1Q15 Release 4

Personal Lines Insurance Results

(Dollars in millions)	Three months ended March 31,
	2015	2014	% Change
Earned premiums	$268	$254	6
Fee revenues	1	—	nm
Total revenues	269	254	6

Loss and loss expenses	191	188	2
Underwriting expenses	81	73	11
Underwriting loss	$(3)	$(7)	57

Ratios as a percent of earned premiums:			Pt. Change
Loss and loss expenses	71.0%	74.1%	(3.1)
Underwriting expenses	30.4	28.9	1.5
Combined ratio	101.4%	103.0%	(1.6)

			% Change
Agency renewal written premiums	$223	$218	2
Agency new business written premiums	24	21	14
Other written premiums	(6)	(8)	25
Net written premiums	$241	$231	4

Ratios as a percent of earned premiums:			Pt. Change
Current accident year before catastrophe losses	66.8%	67.8%	(1.0)
Current accident year catastrophe losses	5.6	13.3	(7.7)
Prior accident years before catastrophe losses	(0.7)	(4.5)	3.8
Prior accident years catastrophe losses	(0.7)	(2.5)	1.8
Loss and loss expense ratio	71.0%	74.1%	(3.1)

Current accident year combined ratio before catastrophe losses	97.2%	96.7%	0.5

•	$10 million or 4 percent increase in first-quarter 2015 personal lines net written premiums, including growth in new business and higher renewal written premiums that benefited from rate increases.

•	$3 million or 14 percent increase in first-quarter new business written by agencies, with growth in nearly 80 percent of the 31 states where we market personal lines policies.

•
1.6 percentage-point first-quarter 2015 combined ratio improvement, driven by a 5.9 point decrease for losses from natural catastrophes that was largely offset by less benefit from favorable prior accident year reserve development before catastrophe losses.

•	1.4 percentage-point first-quarter 2015 benefit from favorable prior accident year reserve development of $3 million, compared with 7.0 points or $17 million for first-quarter 2014.

CINF 1Q15 Release 5

Excess and Surplus Lines Insurance Results

(Dollars in millions)	Three months ended March 31,
	2015	2014	% Change
Earned premiums	$40	$33	21

Loss and loss expenses	24	19	26
Underwriting expenses	12	10	20
Underwriting profit	$4	$4	0

Ratios as a percent of earned premiums:			Pt. Change
Loss and loss expenses	59.4%	56.6%	2.8
Underwriting expenses	28.9	30.3	(1.4)
Combined ratio	88.3%	86.9%	1.4

			% Change
Agency renewal written premiums	$30	$25	20
Agency new business written premiums	13	12	8
Other written premiums	(1)	(2)	50
Net written premiums	$42	$35	20

Ratios as a percent of earned premiums:			Pt. Change
Current accident year before catastrophe losses	72.1%	80.6%	(8.5)
Current accident year catastrophe losses	1.2	3.0	(1.8)
Prior accident years before catastrophe losses	(13.6)	(27.1)	13.5
Prior accident years catastrophe losses	(0.3)	0.1	(0.4)
Loss and loss expense ratio	59.4%	56.6%	2.8

Current accident year combined ratio before catastrophe losses	101.0%	110.9%	(9.9)

•
$7 million or 20 percent growth in first-quarter 2015 excess and surplus lines net written premiums, matching the growth percentage reported for full-year 2014. Average renewal pricing for the quarter increased near the low end of the mid-single-digit range.

•
$1 million or 8 percent increase in first-quarter new business written by agencies, rising in part due to enhanced service to agencies provided by recent-quarter additions to our excess and surplus lines field staff.

•
1.4 percentage-point first-quarter 2015 combined ratio increase, including a lower ratio for current accident year loss experience that was offset by less benefit from favorable prior accident year reserve development.

•	13.9 percentage-point first-quarter 2015 benefit from favorable prior accident year reserve development of $5 million, compared with 27.0 points or $9 million for first-quarter 2014.

CINF 1Q15 Release 6

Life Insurance Results

(Dollars in millions)	Three months ended March 31,
	2015	2014	% Change
Term life insurance	$34	$32	6
Universal life insurance	10	8	25
Other life insurance, annuity, and disability income products	9	8	13
Earned premiums	53	48	10
Investment income, net of expenses	37	35	6
Other income	1	2	(50)
Total revenues, excluding realized investment gains and losses	91	85	7
Contract holders’ benefits incurred	60	56	7
Underwriting expenses incurred	18	15	20
Total benefits and expenses	78	71	10
Net income before income tax and realized investment gains, net	13	14	(7)
Income tax	5	5	0
Net income before realized investment gains, net	$8	$9	(11)

•	$5 million or 10 percent increase in first-quarter 2015 earned premiums, including a 6 percent increase for term life insurance, our largest life insurance product line.

•	$1 million decrease to $8 million in three-month 2015 fixed annuity deposits received. Cincinnati Life does not offer variable or indexed annuities.

•	$1 million decrease in three-month 2015 profit, primarily due to the unfavorable effect of unlocking of interest rates and other actuarial assumptions.

•
$23 million or 3 percent three-month 2015 increase to $927 million in GAAP shareholders’ equity for The Cincinnati Life Insurance Company, largely reflecting an increase in fair value of the fixed-maturity portfolio due to a decrease in interest rates.

CINF 1Q15 Release 7

Investment and Balance Sheet Highlights
Investments Results

(Dollars in millions)	Three months ended March 31,
	2015	2014	% Change
Investment income, net of expenses	$139	$135	3
Investment interest credited to contract holders’	(21)	(21)	0
Realized investment gains, net	47	22	114
Investments profit	$165	$136	21

Investment income:
Interest	$105	$104	1
Dividends	36	32	13
Other	—	1	(100)
Less investment expenses	2	2	0
Investment income, before income taxes	139	135	3
Less income taxes	33	32	3
Total investment income	$106	$103	3

Investment returns:
Effective tax rate	23.6%	24.0%
Average invested assets plus cash and cash equivalents	$14,435	$13,571
Average yield pretax	3.85%	3.98%
Average yield after-tax	2.94	3.04
Fixed-maturity returns:
Effective tax rate	27.0%	27.1%
Average amortized cost	$8,929	$8,624
Average yield pretax	4.70%	4.82%
Average yield after-tax	3.43	3.52

•	$4 million or 3 percent rise in first-quarter 2015 pretax investment income, including 13 percent growth in equity portfolio dividends and 1 percent growth in interest income.

•
$43 million or 2 percent first-quarter 2015 decrease in pretax net unrealized investment portfolio gains, including a $89 million decrease for the equity portfolio. The total decrease included the offsetting effect of $46 million of pretax net realized gains from investment portfolio security sales or called bonds during the first quarter of 2015, including $43 million from the equity portfolio.

CINF 1Q15 Release 8

Balance Sheet Highlights

(Dollars in millions except share data)	At March 31,	At December 31,
	2015	2014
Balance sheet data:
Total investments	$14,476	$14,386
Total assets	18,897	18,753
Short-term debt	49	49
Long-term debt	791	791
Shareholders’ equity	6,608	6,573
Book value per share	40.22	40.14
Debt-to-total-capital ratio	11.3%	11.3%

•	$15.116 billion in consolidated cash and total investments at March 31, 2015, up 1 percent from $14.977 billion at year-end 2014.

•	$9.596 billion bond portfolio at March 31, 2015, with an average rating of A2/A. Fair value increased $136 million or 1 percent during the first quarter of 2015.

•
$4.789 billion equity portfolio was 33.1 percent of total investments, including $2.041 billion in pretax net unrealized gains at March 31, 2015. First-quarter 2015 decrease in fair value of $69 million or 1 percent.

•
$4.436 billion of statutory surplus for the property casualty insurance group at March 31, 2015, down $36 million from $4.472 billion at year-end 2014, after declaring $100 million in dividends to the parent company. The ratio of net written premiums to property casualty statutory surplus for the 12 months ended March 31, 2015, was 0.9-to-1, unchanged from year-end 2014.

•
Value creation ratio of 1.3 percent for first three months of 2015 included 1.4 percent from net income before net realized investment gains and 0.1 percent from investment portfolio realized gains and changes in unrealized gains.

For additional information or to register for our conference call webcast, please visit cinfin.com/investors.

About Cincinnati Financial
Cincinnati Financial Corporation offers business, home and auto insurance, our main business, through The Cincinnati Insurance Company and its two standard market property casualty companies. The same local independent insurance agencies that market those policies may offer products of our other subsidiaries, including life and disability income insurance, fixed annuities and surplus lines property and casualty insurance. For additional information about the company, please visit cinfin.com.

Mailing Address:                        Street Address:
P.O. Box 145496                        6200 South Gilmore Road
Cincinnati, Ohio 45250-5496                    Fairfield, Ohio 45014-5141

CINF 1Q15 Release 9

Safe Harbor Statement
This is our “Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995. Our business is subject to certain risks and uncertainties that may cause actual results to differ materially from those suggested by the forward-looking statements in this report. Some of those risks and uncertainties are discussed in our 2014 Annual Report on Form 10-K, Item 1A, Risk Factors, Page 33.
Factors that could cause or contribute to such differences include, but are not limited to:

•	Unusually high levels of catastrophe losses due to risk concentrations, changes in weather patterns, environmental events, terrorism incidents or other causes

•	Increased frequency and/or severity of claims or development of claims that are unforeseen at the time of policy issuance

•	Inadequate estimates or assumptions used for critical accounting estimates

•	Declines in overall stock market values negatively affecting the company’s equity portfolio and book value

•	Domestic and global events resulting in capital market or credit market uncertainty, followed by prolonged periods of economic instability or recession, that lead to:

◦	Significant or prolonged decline in the value of a particular security or group of securities and impairment of the asset(s)

◦	Significant decline in investment income due to reduced or eliminated dividend payouts from a particular security or group of securities

◦	Significant rise in losses from surety and director and officer policies written for financial institutions or other insured entities

•
Prolonged low interest rate environment or other factors that limit the company’s ability to generate growth in investment income or interest rate fluctuations that result in declining values of fixed-maturity investments, including declines in accounts in which we hold bank-owned life insurance contract assets

•	Recession or other economic conditions resulting in lower demand for insurance products or increased payment delinquencies

•	Difficulties with technology or data security breaches, including cyberattacks, that could negatively affect our ability to conduct business and our relationships with agents, policyholders and others

•	Disruption of the insurance market caused by technology innovations such as driverless cars that could decrease consumer demand for insurance products

•
Delays or performance inadequacies from ongoing development and implementation of underwriting and pricing methods, including telematics and other usage-based insurance methods, or technology projects and enhancements expected to increase our pricing accuracy, underwriting profit and competitiveness

•	Increased competition that could result in a significant reduction in the company’s premium volume

•	Changing consumer insurance-buying habits and consolidation of independent insurance agencies that could alter our competitive advantages

•	Inability to obtain adequate reinsurance on acceptable terms, amount of reinsurance purchased, financial strength of reinsurers and the potential for nonpayment or delay in payment by reinsurers

•	Inability to defer policy acquisition costs for any business segment if pricing and loss trends would lead management to conclude that segment could not achieve sustainable profitability

•	Inability of our subsidiaries to pay dividends consistent with current or past levels

•
Events or conditions that could weaken or harm the company’s relationships with its independent agencies and hamper opportunities to add new agencies, resulting in limitations on the company’s opportunities for growth, such as:

◦	Downgrades of the company’s financial strength ratings

◦	Concerns that doing business with the company is too difficult

◦	Perceptions that the company’s level of service, particularly claims service, is no longer a distinguishing characteristic in the marketplace

◦	Inability or unwillingness to nimbly develop and introduce coverage product updates and innovations that our competitors offer and consumers expect to find in the marketplace

•	Actions of insurance departments, state attorneys general or other regulatory agencies, including a change to a federal system of regulation from a state-based system, that:

◦	Impose new obligations on us that increase our expenses or change the assumptions underlying our critical accounting estimates

◦	Place the insurance industry under greater regulatory scrutiny or result in new statutes, rules and regulations

◦	Restrict our ability to exit or reduce writings of unprofitable coverages or lines of business

◦
Add assessments for guaranty funds, other insurance‑related assessments or mandatory reinsurance arrangements; or that impair our ability to recover such assessments through future surcharges or other rate changes

◦	Increase our provision for federal income taxes due to changes in tax law

◦	Increase our other expenses

CINF 1Q15 Release 10

◦	Limit our ability to set fair, adequate and reasonable rates

◦	Place us at a disadvantage in the marketplace

◦	Restrict our ability to execute our business model, including the way we compensate agents

•	Adverse outcomes from litigation or administrative proceedings

•
Events or actions, including unauthorized intentional circumvention of controls, that reduce the company’s future ability to maintain effective internal control over financial reporting under the Sarbanes-Oxley Act of 2002

•
Unforeseen departure of certain executive officers or other key employees due to retirement, health or other causes that could interrupt progress toward important strategic goals or diminish the effectiveness of certain longstanding relationships with insurance agents and others

•	Events, such as an epidemic, natural catastrophe or terrorism, that could hamper our ability to assemble our workforce at our headquarters location
Further, the company’s insurance businesses are subject to the effects of changing social, global, economic and regulatory environments. Public and regulatory initiatives have included efforts to adversely influence and restrict premium rates, restrict the ability to cancel policies, impose underwriting standards and expand overall regulation. The company also is subject to public and regulatory initiatives that can affect the market value for its common stock, such as measures affecting corporate financial reporting and governance. The ultimate changes and eventual effects, if any, of these initiatives are uncertain.

* * *

CINF 1Q15 Release 11

Cincinnati Financial Corporation
Condensed Consolidated Balance Sheets and Statements of Income (unaudited)

(Dollars in millions)	March 31,	December 31,
	2015	2014
Assets
Investments	$14,476	$14,386
Cash and cash equivalents	640	591
Premiums receivable	1,433	1,405
Reinsurance recoverable	539	545
Deferred policy acquisition costs	571	578
Other assets	1,238	1,248
Total assets	$18,897	$18,753

Liabilities
Insurance reserves	$7,137	$6,982
Unearned premiums	2,109	2,082
Deferred income tax	824	840
Long-term debt and capital lease obligations	825	827
Other liabilities	1,394	1,449
Total liabilities	12,289	12,180

Shareholders’ Equity
Common stock and paid-in capital	1,607	1,611
Retained earnings	4,557	4,505
Accumulated other comprehensive income	1,716	1,744
Treasury stock	(1,272)	(1,287)
Total shareholders’ equity	6,608	6,573
Total liabilities and shareholders’ equity	$18,897	$18,753

(Dollars in millions except per share data)	Three months ended March 31,
	2015	2014
Revenues
Earned premiums	$1,094	$1,027
Investment income, net of expenses	139	135
Realized investment gains, net	47	22
Other revenues	5	5
Total revenues	1,285	1,189

Benefits and Expenses
Insurance losses and policyholder benefits	749	732
Underwriting, acquisition and insurance expenses	345	320
Interest expense	13	14
Other operating expenses	4	4
Total benefits and expenses	1,111	1,070

Income Before Income Taxes	174	119

Provision for Income Taxes	46	28

Net Income	$128	$91

Per Common Share:
Net income—basic	$0.78	$0.56
Net income—diluted	0.77	0.55

CINF 1Q15 Release 12

Definitions of Non-GAAP Information and Reconciliation to Comparable GAAP Measures
(See attached tables for reconciliations; additional prior-period reconciliations available at cinfin.com/investors.)
Cincinnati Financial Corporation prepares its public financial statements in conformity with accounting principles generally accepted in the United States of America (GAAP). Statutory data is prepared in accordance with statutory accounting rules as defined by the National Association of Insurance Commissioners’ (NAIC) Accounting Practices and Procedures Manual, and therefore is not reconciled to GAAP data.
Management uses certain non-GAAP and non-statutory financial measures to evaluate its primary business areas – property casualty insurance, life insurance and investments. Management uses these measures when analyzing both GAAP and non-GAAP measures to improve its understanding of trends in the underlying business and to help avoid incorrect or misleading assumptions and conclusions about the success or failure of company strategies. Management adjustments to GAAP measures generally: apply to non-recurring events that are unrelated to business performance and distort short-term results; involve values that fluctuate based on events outside of management’s control; or relate to accounting refinements that affect comparability between periods, creating a need to analyze data on the same basis.

•
Operating income: Operating income is calculated by excluding net realized investment gains and losses (defined as realized investment gains and losses after applicable federal and state income taxes) from net income. Management evaluates operating income to measure the success of pricing, rate and underwriting strategies. While realized investment gains (or losses) are integral to the company’s insurance operations over the long term, the determination to realize investment gains or losses in any period may be subject to management’s discretion and is independent of the insurance underwriting process. Also, under applicable GAAP accounting requirements, gains and losses can be recognized from certain changes in market values of securities without actual realization. Management believes that the level of realized investment gains or losses for any particular period, while it may be material, may not fully indicate the performance of ongoing underlying business operations in that period.

For these reasons, many investors and shareholders consider operating income to be one of the more meaningful measures for evaluating insurance company performance. Equity analysts who report on the insurance industry and the company generally focus on this metric in their analyses. The company presents operating income so that all investors have what management believes to be a useful supplement to GAAP information.

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Value creation ratio: This is a measure of shareholder value creation that management believes captures the contribution of the company’s insurance operations, the success of its investment strategy and the importance placed on paying cash dividends to shareholders. The value creation ratio measure is made up of two primary components: (1) rate of growth in book value per share plus (2) the ratio of dividends declared per share to beginning book value per share. Management believes this non-GAAP measure is a useful supplement to GAAP information, providing a meaningful measure of long-term progress in creating shareholder value. It is intended to be all-inclusive regarding changes in book value per share, and uses originally reported book value per share in cases where book value per share has been adjusted, such as adoption of Accounting Standards Updates with a cumulative effect of a change in accounting.

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Statutory accounting rules: For public reporting, insurance companies prepare financial statements in accordance with GAAP. However, insurers also must calculate certain data according to statutory accounting rules as defined in the NAIC’s Accounting Practices and Procedures Manual, which may be, and has been, modified by various state insurance departments. Statutory data is publicly available, and various organizations use it to calculate aggregate industry data, study industry trends and compare insurance companies.

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Written premium: Under statutory accounting rules, property casualty written premium is the amount recorded for policies issued and recognized on an annualized basis at the effective date of the policy. Management analyzes trends in written premium to assess business efforts. Earned premium, used in both statutory and GAAP accounting, is calculated ratably over the policy term. The difference between written and earned premium is unearned premium.

CINF 1Q15 Release 13

Cincinnati Financial Corporation
Balance Sheet Reconciliation

(Dollars are per share)	Three months ended March 31,
	2015	2014
Value creation ratio:
End of period book value	$40.22	$37.73
Less beginning of period book value	40.14	37.21
Change in book value	0.08	0.52
Dividend declared to shareholders	0.46	0.44
Total value creation	$0.54	$0.96

Value creation ratio from change in book value*	0.2%	1.4%
Value creation ratio from dividends declared to shareholders**	1.1	1.2
Value creation ratio	1.3%	2.6%

* Change in book value divided by the beginning of period book value
** Dividend declared to shareholders divided by beginning of period book value

Net Income Reconciliation

(Dollars in millions except per share data)	Three months ended March 31,
	2015	2014
Net income	$128	$91
Realized investment gains, net	31	14
Operating income	97	77
Less catastrophe losses	(28)	(57)
Operating income before catastrophe losses	$125	$134

Diluted per share data:
Net income	$0.77	$0.55
Realized investment gains, net	0.18	0.09
Operating income	0.59	0.46
Less catastrophe losses	(0.17)	(0.34)
Operating income before catastrophe losses	$0.76	$0.80

CINF 1Q15 Release 14

Cincinnati Financial Corporation

Property Casualty Insurance Reconciliation

(Dollars in millions)	Three months ended March 31, 2015
	Consolidated	Commercial	Personal	E&S
Premiums:
Written premiums	$1,066	$783	$241	$42
Unearned premiums change	(25)	(50)	27	(2)
Earned premiums	$1,041	$733	$268	$40

Statutory ratios:
Combined ratio	96.1%	94.6%	101.4%	89.3%
Contribution from catastrophe losses	4.1	4.0	4.9	0.9
Combined ratio excluding catastrophe losses	92.0%	90.6%	96.5%	88.4%

Commission expense ratio	17.8%	16.8%	19.3%	26.6%
Other underwriting expense ratio	12.2	13.1	11.1	3.3
Total expense ratio	30.0%	29.9%	30.4%	29.9%

GAAP ratios:
Combined ratio	97.5%	96.6%	101.4%	88.3%
Contribution from catastrophe losses	4.1	4.0	4.9	0.9
Prior accident years before catastrophe losses	(1.1)	(0.6)	(0.7)	(13.6)
Current accident year combined ratio before catastrophe losses	94.5%	93.2%	97.2%	101.0%

Dollar amounts shown are rounded to millions; certain amounts may not add due to rounding. Ratios are calculated based on dollar amounts in thousands.

CINF 1Q15 Release 15